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                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             INFOCURE CORPORATION
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                              INFOCURE CORPORATION
                               1765 The Exchange
                                   Suite 450
                             Atlanta, Georgia 30339

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 9, 1999

                               ----------------

TO THE STOCKHOLDERS OF INFOCURE CORPORATION:

  Notice is hereby given that a Annual Meeting of Stockholders of InfoCure Corporation will be held on Wednesday, June 9, 1999 at 4:00 p.m. local time, at the offices of InfoCure, 1765 The Exchange, Suite 450, Atlanta, Georgia, to consider and act upon the following matters:

  1. To elect two directors to hold office until the 2002 Annual Meeting of Stockholders;
  2. To ratify and approve the amendment of the InfoCure Corporation 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance under such plan;
  3. To ratify and approve the amendment of the InfoCure Corporation Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under such plan;
  4. To ratify and approve the amendment of InfoCure's Length-of-Service Nonqualified Stock Option Plan to increase the number of shares of common stock reserved for issuance under such plan;
  5. To ratify and approve restricted stock awards to Messrs. Fine, Price and Perlman;
  6. To ratify and approve the selection by the Board of Directors for the year ending December 31, 1998 of BDO Seidman, LLP as independent auditors for InfoCure; and
  7. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

  Stockholders of record at the close of business on April 19, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

  All stockholders are cordially invited to attend the meeting.

                                   By Order of the Board of Directors,

                                   /s/ James K. Price
                                   ---------------------------------------
                                   James K. Price
                                   Executive Vice President and Secretary

May 14, 1999
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW INSTRUCTIONS ON THE PROXY TO VOTE OVER THE TELEPHONE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                              INFOCURE CORPORATION
                               1765 The Exchange
                                   Suite 450
                             Atlanta, Georgia 30339

                               ----------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on June 9, 1999

                               ----------------

General

  This Proxy Statement and the enclosed proxy are furnished on behalf of the Board of Directors of InfoCure Corporation, a Delaware corporation, for use at a Annual Meeting of Stockholders to be held on June 9, 1999 at 4:00 p.m. local time or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of InfoCure, 1765 The Exchange, Suite 450, Atlanta, Georgia. InfoCure intends to mail this Proxy Statement and the accompanying proxy card on or about April 30, 1999 to all stockholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the stockholder's instructions indicated by the selection set forth on the proxy card. If a stockholder does not select a choice, the proxy will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of InfoCure.

  As used in this Proxy Statement, the term "InfoCure" refers to InfoCure Corporation and its subsidiaries, unless the context otherwise requires.

Stockholders Entitled to Vote

  The Board of Directors has fixed April 19, 1999 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on April 19, 1999, there were outstanding and entitled to vote 8,760,914 shares of common stock of InfoCure, par value $.001 per share and 850,060 shares of Convertible, Redeemable Preferred Stock, Series A, par value $.001 per share (the "Series A Preferred"). Each stockholder of record on such date will have one vote for each share of common stock and 1.18 votes for each share of Series A Preferred.

  As of April 19, 1999, holders of common stock had 90% of the general voting power and holders of Series A Preferred had the remaining 10% of the general voting power. Holders of common stock and holders of Series A Preferred will vote together on the matters to be voted upon at the Annual Meeting.

  The holders of one-third of the total shares of common stock and Series A Preferred entitled to vote on the record date, whether present at the Annual Meeting, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each stockholder who (a) signs and returns the enclosed form of proxy or (b) submits a proxy over the telephone according to the enclosed instructions will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the stockholder abstains on the matter to be acted on at the Annual Meeting. Broker non-votes will also be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

  InfoCure will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. InfoCure may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of InfoCure, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

  The affirmative vote of the holders of a majority of the voting power of the outstanding shares of InfoCure is required for the election of directors and for the approval of each of the other matters which are to be submitted to the stockholders at the Annual Meeting. Each proxy will be voted in accordance with the stockholder's directions. Abstentions with respect to any matter to be voted upon at the Annual Meeting will have the same effect as a vote against the proposal. When the enclosed proxy is properly signed and returned, or when the stockholder submits a proxy over the telephone, the shares which the proxy represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. In the absence of such instructions, the shares represented by a signed or otherwise verified proxy will be voted in favor of the proposal. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions and broker non-votes.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at InfoCure's 2000 Annual Meeting of Stockholders must be received by InfoCure no later than 60 days prior to the date of such meeting in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review InfoCure's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of April 19, 1999, the beneficial ownership of InfoCure's outstanding common stock and preferred stock of: (a) each director; (b) each stockholder known by InfoCure to be beneficial owners of more than 5% of InfoCure's outstanding common stock or preferred stock; (c) the Chief Executive Officer and the next four most highly compensated executive officers of InfoCure in 1998; and (d) all executive officers and directors as a group. The information reflects beneficial ownership as of a date that is prior to InfoCure's recent public offering, described elsewhere in this proxy statement under the caption "Recent Events."

  Information with respect to "beneficial ownership" shown in the table below is based on information supplied by the respective beneficial owner or by other stockholders as well as filings made with the Securities and Exchange Commission or furnished to InfoCure. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

  . 8,760,914 shares outstanding as of April 19, 1999;

  . 1,000,070 shares issuable upon the conversion of the 850,060 shares of Series A Preferred;

  . 100,644 shares issuable upon conversion of a note payable and other obligations; and

  . shares issuable by InfoCure pursuant to warrants and options held by the respective person or group which may be exercised within 60 days following the date of this prospectus ("Presently Exercisable Options").

  The shares outstanding exclude 47,500 shares that are issuable upon attainment of vesting goals applicable to restricted stock awards. For each person who beneficially owns shares of Series A Preferred, common stock ownership reflects the conversion of such Series A Preferred shares into shares of common stock at a conversion price of $8.50 per share.

  Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise specified, the mailing address of each beneficial owner is c/o InfoCure Corporation, 1765 The Exchange, Suite 450, Atlanta, Georgia 30339.

                                    Common Stock            Preferred Stock
                                 Beneficially Owned        Beneficially Owned
                               ----------------------- --------------------------
                                Number of                 Number of
Name and Address of             Shares of   Percentage    Shares of    Percentage
Beneficial Owners              Common Stock  of Class  Preferred Stock  of Class
-------------------            ------------ ---------- --------------- ----------
Frederick L. Fine (1)........     527,718       5.9%           --          --
James K. Price (2)...........     525,300       5.9            --          --
Richard E. Perlman (3).......     352,055       3.9            --          --
Michael E. Warren (4)........      84,192         *            --          --
James D. Elliott (5).........      28,886         *            --          --
Raymond H. Welsh (5).........      23,000         *            --          --
R. Ernest Chastain (6).......      56,569         *            --          --
Donald M. Rogers (7).........      91,828       1.2            --          --
All executive officers and
 directors
 as a group (11 persons) (8)..  1,802,328      19.4            --          --
Crescent International
 Limited (9).................     549,983       6.1         13,422         1.6%
William Herbert Hunt Trust
 Estate (10).................     548,932       6.0        268,440        31.6
Reid W. Simmons..............     466,036       5.2            --          --
James D. Davis...............     465,036       5.2            --          --
James Ventures, L.P. (11)....      74,646         *         53,688         6.3

--------
 *Less than one percent.

 (1) Includes 3,579 shares held by Mr. Fine for the benefit of his children and 1,193 shares held by a charitable trust over which he has sole voting and investment control. Also includes 17,500 shares held in a deferred compensation trust on behalf of Mr. Fine and 48,424 shares issuable upon the exercise of Presently Exercisable Options.
 (2) Includes 3,225 shares held by Mr. Price's brother as to which Mr. Price maintains voting control. Also includes 15,000 shares held in a deferred compensation trust on behalf of Mr. Price and 48,424 shares issuable upon the exercise of Presently Exercisable Options.
 (3) Includes (a) 195,691 shares held by Compass Partners, L.L.C., of which Mr. Perlman holds a majority interest; (b) 110,000 shares issuable to Compass Partners upon exercise of an outstanding warrant at an exercise price of $5.50 per share; (c) 15,000 shares held in a deferred compensation trust on behalf of Mr. Perlman; and (d) 47,364 shares issuable upon the exercise of Presently Exercisable Options.
 (4) Includes 34,330 shares issuable upon the exercise of Presently Exercisable Options.
 (5) Includes 5,000 shares issuable upon the exercise of Presently Exercisable Options.
 (6) Includes 55,271 shares issuable upon the exercise of Presently Exercisable Options.

 (7) Includes 40,511 shares held by Mr. Rogers' spouse. Also includes 10,000 shares issuable upon the exercise of Presently Exercisable Options.
 (8) Includes (a) 10,177 shares held by Karen A. Lawrence, the spouse of Kurt
     I. Lawrence, InfoCure's Vice President-Research and Development; and (b) an aggregate of 272,137 additional shares issuable upon the exercise of Presently Exercisable Options.
 (9) According to a Schedule 13D filed by Crescent International Limited dated December 21, 1998, Crescent has sole voting and dispositive power as to the shares of common stock. The common stock total includes 100,000 shares issuable upon the exercise of a warrant at an exercise price of $23.00 per share. Crescent's mailing address is c/o Greenlight (Switzerland) SA, 84, Av Louis-Casai, P.O. Box 42, 1216, Geneva, Cointrin, Switzerland.
(10) According to a Schedule 13D filed by The William Herbert Hunt Trust Estate dated February 19, 1998, the Hunt Trust has sole voting and dispositive power as to the shares of common stock. The mailing address of the Hunt Trust is 3900 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201.
(11) The mailing address for James Ventures, L.P. is 3555 Timmons Lane, Suite 610, Houston, Texas 77027.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors consists of seven directors. Currently, there are six directors serving on the Board of Directors and one vacancy. The Board of Directors is divided into three classes and each class serves for a staggered three-year term or until successors of such class have been elected and qualified. Messrs. Perlman and Warren are Class I directors whose terms expire on the date of this year's Annual Meeting. Messrs. Price and Welsh are Class II directors whose terms expire on the date of the annual meeting of stockholders to be held in 2000. Messrs. Fine, Elliott and any director appointed to fill the existing vacancy are Class III directors whose terms expire on the date of the annual meeting of stockholders to be held in 2001. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. To the extent there is an increase in the number of directors, the Board of Directors will distribute the additional directorships among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are not family relationships between any of the directors or executive officers of InfoCure.

  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

  The Board of Directors recommends a vote FOR each named nominee.

Nominees to Serve Until the 2002 Annual Meeting (Class I)

 Richard E. Perlman

  Mr. Perlman, age 52, has served as InfoCure's Chairman and Treasurer since December 1997 and as a director since March 1997. From December 1997 until October 1998, Mr. Perlman served as InfoCure's Chief Financial Officer. Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its president since its inception in May 1995. From 1991 to 1995, Mr. Perlman was executive vice president of Matthew Stuart & Co., Inc., an investment banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a Masters in Business Administration from the Columbia University Graduate School of Business.

 Michael E. Warren

  Mr. Warren, age 45, has served as Vice President of InfoCure since December 1997, most recently as Vice President-Human Resources since August 1998. Prior to that time he served as InfoCure's Chief Financial Officer from December 1996 until December 1997. He has served as a director of InfoCure since March 1997. Mr. Warren served as vice president of operations and as chief financial officer of American Medcare from 1994 to 1996. From 1992 to 1994, Mr. Warren was director of provider systems at Millennium Healthcare, a supplier of electronic healthcare services. From 1986 to 1992, Mr. Warren was director of the Southeast Computer Risk Management Practice of Arthur Andersen, LLP. From 1983 to 1986, Mr. Warren worked as Manager of Systems Auditing for NationsBank, and from 1980 to 1983 was an accountant with Coopers & Lybrand, LLP. Mr. Warren holds a Masters in Business Information Systems from Georgia State University and a B.A. in Accounting from the University of Georgia. Mr. Warren is a member of the AICPA and a member of the Georgia Society of CPAs.

Directors Continuing in Office Until the 2000 Annual Meeting (Class II)

 James K. Price

  Mr. Price, age 41, is a founder of InfoCure and currently serves as its Executive Vice President and Secretary. He has served as a director of InfoCure since its inception. Mr. Price served as executive vice president of American Medcare from 1996 until 1997 and was vice president from 1993 to 1995. Mr. Price co-founded International Computer Solutions and has served as its executive vice president since 1994, as vice president from 1987 to 1994 and as president from 1985 to 1987. In addition, from 1991 to 1993, Mr. Price was a vice president of Newport Capital. Mr. Price has served as a director of InfoCure as well as American Medcare, International Computer Solutions and Newport Capital throughout the terms of his employment by each company. From 1983 to 1985, Mr. Price was healthcare sales manager of Executive Business Systems, a practice management systems supplier, and from 1981 to 1983 was with Moore Business Systems. Mr. Price holds a B.A. in Marketing from the University of Georgia.

 Raymond H. Welsh

  Mr. Welsh, age 67, has served as a director of InfoCure since March 1998. He has served as senior vice president of PaineWebber Incorporated since January 1995. From August 1955 to January 1995, Mr. Welsh served as an investment broker, director, senior vice president and partner of Kidder Peabody & Co. Incorporated. Mr. Welsh is a trustee of the University of Pennsylvania, a trustee and member of the executive committee of the University of Pennsylvania Health System, and chairman of the Health System Capital Campaign, "Creating the Future of Medicine." Mr. Welsh received a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Directors Continuing in Office Until the 2001 Annual Meeting (Class III)

 Frederick L. Fine

  Mr. Fine, age 40, is a founder of InfoCure and currently serves as its President and Chief Executive Officer. He has served as a director of InfoCure since its inception. Mr. Fine served as president of American Medcare from 1995 to 1997 and as president of International Computer Solutions, a subsidiary of American Medcare, from 1994 to 1997. From 1993 to 1995, Mr. Fine served as executive vice president of American Medcare, and from 1985 to 1994 served as executive vice president of International Computer Solutions, which he co-founded in 1985. From 1991 to 1993, Mr. Fine served as vice president of Newport Capital, Inc., predecessor to American Medcare. Mr. Fine has served as a director of InfoCure as well as American Medcare, International Computer Solutions and Newport Capital throughout the terms of his employment by each company. From 1983 to 1985, Mr. Fine was with Informatics General Corporation, a supplier of accounting software, and from 1981 to 1983 was with Moore Business Systems, a division of Moore Corporation Ltd., a provider of practice management systems. Mr. Fine holds a B.S. in Economics from the University of Georgia.

 James D. Elliott

  Mr. Elliott, age 39, has served as a director of InfoCure since March 1997. Mr. Elliott is the president of Cablepro, Inc., a computer/telephone cable systems integration company and has served in that position since 1991. He was president of GE Network Services from August 1996 until August 1997. Mr. Elliott co-founded Universal Data Consultants, Inc., a systems integrator, in 1983 and served as its president from 1983 until it was purchased by GE Capital Services Company in July 1996. Mr. Elliott has also served as a director of Abdata Systems, Inc. since February 1998. Mr. Elliott holds a B.S. in Economics from the University of Georgia.

Board of Directors Meetings and Committees

  During the year ended December 31, 1997, the Board of Directors of InfoCure held 24 meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

  InfoCure's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Elliott and Welsh currently comprise the members of the Audit Committee of the Board of Directors. The Compensation Committee of the Board of Directors is comprised of Messrs. Elliott and Welsh. The Audit Committee will be responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring InfoCure's financial policies and control procedures, and reviewing and monitoring the provisions of nonaudit services by InfoCure's auditors. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for InfoCure's executive officers. The Compensation Committee also is responsible for administering InfoCure's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. In addition, InfoCure's Board of Directors has established an Executive Committee that consists of Messrs. Fine, Price and Perlman. The Executive Committee has the authority to act on behalf of the Board of Directors in the management or direction of the business and affairs of InfoCure to the extent authorized by a resolution of a majority of the whole Board of Directors and subject to any limitations that may be imposed by the laws of the State of Delaware.

  InfoCure does not have a standing nominating committee.

Directors' Compensation

  InfoCure's Board of Directors has adopted the InfoCure Corporation Directors' Stock Option Plan which provides for the grant of non-qualified stock options to directors who are not officers or employees of InfoCure or its subsidiaries. The directors' option plan was approved by InfoCure's stockholders in June 1998. Effective January 1998, each non-employee director who is first appointed or elected to the Board of Directors will be granted an option to purchase 10,000 shares of InfoCure's common stock. On each anniversary thereafter, non-employee directors will be eligible for annual grants of options to purchase 2,500 shares of common stock. The directors' option plan also allows the Compensation Committee of the Board of Directors to make extraordinary grants of options to non-employee directors. All options granted under the directors' option plan vest at a rate of 50% upon completion of each year of service by the non-employee director on the Board of Directors. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the directors' option plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. There are 100,000 shares of common stock reserved for issuance under the directors' option plan. As of March 26, 1999, options to acquire 27,500 shares of common stock have been granted pursuant to the directors' option plan at a weighted average exercise price of $7.22 per share.

  Effective October 23, 1998, the Board of Directors granted a non-qualified stock option to acquire 2,500 shares of common stock to each of Mr. Elliott and Mr. Welsh at an exercise price of $13.50 per share, subject to vesting of 50% upon the optionee's completion of each year of service on the Board of Directors. These options were not granted pursuant to the directors' option plan.

Executive Officers

  In addition to the individuals who serve on InfoCure's Board of Directors who are also executive officers, the following individuals presently serve as executive officers of InfoCure:

 Lance B. Cornell

  Mr. Cornell, age 34, has served as InfoCure's Senior Vice President of Finance and Chief Financial Officer since October 1998. Prior to joining InfoCure, Mr. Cornell served as vice president--controller and in other financial management roles at HBO & Company, a healthcare information systems company, from March 1992 through June 1998. Mr. Cornell holds a B.S. in Finance from the University of Colorado and is a Certified Public Accountant.

 R. Ernest Chastain

  Mr. Chastain, age 49, has served as Vice President-Sales and Marketing of InfoCure since December 1997. Prior to joining InfoCure in December 1997, Mr. Chastain served as vice president--sales and marketing of AMC from November 1996. From 1994 until 1996 he served as vice president of sales of Quality Systems, Inc., a healthcare practice management company; and from 1993 to 1994, Mr. Chastain served as vice president of sales for ELCOMP, Inc., a healthcare practice management company. From 1983 to 1986, Mr. Chastain served as regional vice president for Contel Business Systems, Inc., a supplier of practice management systems, which was acquired in 1986 by Versyss, Inc., another practice management system supplier. From 1986 to 1992, Mr. Chastain served as vice president of sales management for Versyss, Inc. Mr. Chastain holds a B.A. in Marketing from the University of Georgia.

 Donald M. Rogers

  Mr. Rogers, age 40, has served as InfoCure's Chief Information Officer since July 1998. Mr. Rogers served as a Vice President of InfoCure from April 1998 until July 1998 and as President of InfoCure's medical systems division from April 1997 until April 1998. He was the founder of DR Software and served as its president since its formation in 1983. From 1983 to 1984, Mr. Rogers was an account manager at HBO & Company, a healthcare information systems company, and from 1980 to 1983 was a systems analyst at NCR Corporation, a computer hardware manufacturer. Mr. Rogers holds a B.S. in Management from the State University of New York at Buffalo.

 Kurt I. Lawrence

  Mr. Lawrence, age 48, has served as InfoCure's Vice President--Research and Development since August 1998. Mr. Lawrence has led InfoCure's research and development efforts since joining InfoCure in March 1998. He founded MSI in June 1989 and served as its president and chief executive officer until MSI was acquired by InfoCure. Mr. Lawrence was founder, president and chief executive officer of Lawrence Data Systems, Inc. from 1983 until 1989 and from 1976 until 1982 he served as the director of the University of Rochester Medical Center's computing department.

 Gary W. Plumer

  Mr. Plumer, age 41, has served as Vice President--Finance, Assistant Secretary and Assistant Treasurer of InfoCure since December 1997. He served as Controller for the Company from November 1996 until December 1997. Prior to joining the Company, Mr. Plumer served as divisional controller for Turner Broadcasting System, Inc., a worldwide broadcasting company, from April 1988 until November 1996. Mr. Plumer is a Certified Public Accountant and holds a B.B.A. in Finance from the University of Georgia.

Executive Compensation

  The following table sets forth the total compensation paid by InfoCure for services rendered by InfoCure's Chief Executive Officer for the year ended December 31, 1998, the eleven months ended December 31, 1997 and the year ended January 31, 1997 as well as InfoCure's four other most highly compensated executive officers in the year ended December 31, 1998, (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                       Annual            Long-Term
                                    Compensation    Compensation Awards
                                  ---------------- ---------------------
                                                   Restricted Securities
Name and                   Year                      Stock    Underlying    All Other
Principal Position        Ending   Salary   Bonus    Awards    Options   Compensation (1)
------------------       -------- -------- ------- ---------- ---------- ----------------
Frederick L. Fine....... 12/31/98 $125,000 $33,333   35,000    175,100       $16,911
 President and Chief     12/31/97  127,778     --       --     130,200           --
 Executive Officer       01/31/97  101,065     --       --         --            --

James K. Price.......... 12/31/98  125,000  33,333   30,000    160,100        19,270
 Executive Vice
  President              12/31/97  126,036     --       --     126,200           --
 and Secretary           01/31/97  100,292     --       --         --            --

Richard E. Perlman...... 12/31/98  120,000  33,333   30,000    160,050        11,927
Chairman and Treasurer   12/31/97      --      --       --     120,000           --
                         01/31/97      --      --       --         --            --

R. Ernest Chastain...... 12/31/98  125,000  25,000      --       2,056           --
Vice President--Sales    12/31/97  125,000  25,000      --      60,050           --
 and Marketing ......... 01/31/97   20,833   4,167      --      80,541           --

Donald M. Rogers........ 12/31/98  110,000     --       --      33,100        16,000
 Chief Information       12/31/97   54,500     --       --      41,400         9,000
 Officer                 01/31/97      --      --       --         --            --

--------
(1) In accordance with the rules of the SEC, the compensation set forth in the table does not include compensation in the form of perquisites or other personal benefits because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

Employment Agreements

  In July 1998, InfoCure entered into four-year employment agreements with Frederick L. Fine and James K. Price. Each agreement provides for an initial annual base salary of $125,000 and a severance payment equal to three times the then current annual base salary rate upon the termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. In addition, each agreement provides for incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event that InfoCure meets certain earnings thresholds and a restricted stock grant payable in ten years or earlier if InfoCure's common stock attains certain market price thresholds. A market price threshold was achieved in January 1999 resulting in an acceleration of vesting in the amount of 50% of the stock covered by this restricted stock award. Both executives are entitled to participate in InfoCure's employee benefit programs.

  Richard E. Perlman entered into a four-year employment agreement with InfoCure in January 1998 which provides for an annual base salary of $120,000 and a severance payment equal to three times the then current annual base salary rate upon termination of employment by InfoCure without cause or a voluntary termination in the event of a change of control of InfoCure. Under the agreement, Mr. Perlman is eligible to receive incentive compensation pursuant to a program established by the Board of Directors, a cash bonus payment in the event InfoCure meets certain earnings thresholds and a restricted stock grant payable in ten years or earlier if InfoCure's common stock attains certain market price thresholds. A market price threshold was achieved in January 1999 resulting in an acceleration of vesting in the amount of 50% of the stock covered by this restricted stock award. In addition, Mr. Perlman may participate in InfoCure's employee benefit program.

  As of July 10, 1997, InfoCure entered into a two-year employment agreement with Donald M. Rogers which provides for an annual base salary of $110,000. In February 1998, InfoCure entered into a two-year employment agreement with Kurt
I. Lawrence which provides for an annual base salary of $110,000. Each of the foregoing employment agreements has a covenant that the executive may not compete with InfoCure for a period of one year following termination of employment. InfoCure has not adopted a formal bonus plan. However, all executive officers of InfoCure are eligible for a bonus, to be awarded at the sole discretion of the Board of Directors, which is dependent upon each executive officer's individual performance and the performance of InfoCure.

Restricted Stock Awards

  In June 1998, the Board of Directors approved restricted stock awards for 35,000 shares to Mr. Fine, 30,000 shares to Mr. Price and 30,000 shares to Mr. Perlman. The total value of these restricted stock awards was approximately $1.1 million on the date of grant. The restricted stock awards vest ratably over a ten-year term but vesting can be accelerated upon the occurrence of certain events. One-half of the shares subject to the restricted stock awards vested in the first quarter of 1999 when the average closing price of InfoCure's common stock was $25.00 or more for 20 consecutive trading days. InfoCure will incur an estimated compensation charge of $500,000 in the first quarter of 1999 related to the restricted stock awards to reflect this accelerated vesting. The remaining shares will vest immediately at the time the average closing price of InfoCure's common stock is $40.00 or more for 20 consecutive trading days. It is possible that InfoCure will incur an additional charge of up to $580,000 if this second accelerated vesting occurs. InfoCure does not expect to grant additional restricted stock awards in the future and therefore does not expect to incur compensation charges relating to restricted stock awards in the future. The rules of the Nasdaq Stock Market require InfoCure's stockholders to approve the restricted stock awards to Messrs. Fine, Price and Perlman.

Option Grants in Last Fiscal Year

  The following table sets forth all individual grants of stock options during the year ended December 31, 1998, to each of the Named Executive Officers:

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                                Appreciation
                                         Individual Grants                   for Option Term(2)
                         -------------------------------------------------- ---------------------
                         Securities Percent of Total
                         Underlying Options Granted  Exercise or
                          Options   to Employees in  Base Price  Expiration
Name                     Granted(1)   Fiscal Year     Per Share     Date        5%        10%
----                     ---------- ---------------- ----------- ---------- ---------- ----------
Frederick L. Fine.......      100         -- %         $ 9.81     01/01/08  $      617 $    1,563
                           35,000         2.0           12.25     06/01/08     269,639    683,317
                          140,000         8.1           13.50     10/23/08   1,188,611  3,012,173

James K. Price..........      100         --             9.81     01/01/08         617      1,563
                           30,000         1.7           12.25     06/01/08     231,119    585,700
                          130,000         7.5           13.50     10/23/08   1,103,710  2,797,018

Richard E. Perlman......   30,000         1.7           12.25     06/01/08     231,119    585,700
                               50         --            13.75     09/09/08         432      1,096
                          130,000         7.5           13.50     10/23/08   1,103,710  2,797,018

R. Ernest Chastain......    2,006         0.1           13.50     10/23/08      17,031     43,160
                               50         --            20.00     12/02/08         629      1,594

Donald M. Rogers........      100         --             9.81     01/01/08         617      1,563
                           33,000         1.9           13.50     10/23/08     280,173    710,012

--------
(1) All options were granted with exercise prices equal to or in excess of the fair market value of the common stock on the date of grant as determined by the Board of Directors.
(2) The potential realizable value is calculated based on the 10-year term of the option at the time of its grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually over the term of the option. These numbers are calculated based upon rules promulgated by the SEC and do not represent InfoCure's estimate or projection of the future value of the common stock. The actual realizable value of the options based on the price to public in the offering will exceed the potential realizable value shown in the table.

Option Exercises in Last Fiscal Year and Year-End Option Values

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held by the Named Executive Officers as of December 31, 1998:

                                                Securities Underlying   Value of Unexercised In-
                                               Unexercised Options at     the-Money Options at
                           Shares                  Fiscal Year-End         Fiscal Year-End(1)
                          Acquired    Value   ------------------------- -------------------------
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Frederick L. Fine.......      --        --      48,424       256,876    $1,385,895   $5,755,223
James K. Price..........      --        --      48,424       237,876     1,385,895    5,345,743
Richard E. Perlman......      --        --      47,364       232,686     1,355,558    5,340,392
R. Ernest Chastain......      --        --      55,271        87,376     1,579,440    2,482,187
Donald M. Rogers........      --        --      10,000        64,500       286,200    1,536,212

--------
(1) The closing price for InfoCure's common stock as reported by the American Stock Exchange on December 31, 1998 was $32 3/4. The value is calculated on the basis of the difference between the option exercise price and $32 3/4, multiplied by the shares of common stock underlying the option. InfoCure's common stock commenced trading on the Nasdaq Stock Market on January 29, 1999.

Employee Benefit Plans

  In October 1996, American Medcare adopted and issued stock options under its 1996 Stock Option Plan. In addition, in December 1996, InfoCure's Board of Directors and stockholders adopted the InfoCure Corporation 1996 Stock Option Plan. In June 1998, InfoCure's stockholders approved an amendment to InfoCure's option plan to allow 1,125,000 shares of common stock to be issued thereunder. Effective October 23, 1998, the Board of Directors approved an amendment to InfoCure's option plan, subject to stockholder approval, to reserve 3,000,000 shares of common stock to be issued thereunder.

  InfoCure's option plan and American Medcare's option plan each provide for the granting to officers, key employees and employee directors of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of non-statutory stock options to employees and consultants. The stock option plans are administered by the Board of Directors, or a committee thereof, which determines the term of the option granted, the exercise price, when and to whom options are granted, shares subject to the option, the vesting schedule and the form of consideration payable at the exercise of the option.

  Incentive stock options granted under the stock option plans are not transferable by the optionee other than by will or the laws of descent and distribution, and each incentive stock option is exercisable only by the optionee during his or her lifetime. Upon certain events resulting in a change of control, all outstanding options under InfoCure's option plan fully vest and become immediately exercisable. The exercise price of all incentive stock options granted under the stock option plans must be at least equal to the fair market value of InfoCure's common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the outstanding stock of InfoCure, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of InfoCure's common stock on the grant date and the maximum term of such option must not exceed five years. The term of all options granted under the stock option plans may not exceed ten years. All options expire one year after termination of an optionee's employment or engagement, unless such termination was for death or disability in which case such options expire two years after termination. Unless terminated sooner by the Board of Directors, stock options may be granted within ten years of the adoption of the respective stock option plan.

  Generally, stock options granted under the stock option plans to executive officers expire ten years from the date of grant and vest 25% per year on the anniversary of the date of grant, thus becoming fully exercisable on the fourth anniversary. Certain options granted under InfoCure's option plan become fully vested in the event that the common stock reaches a target average closing price for a specified number of consecutive trading days. Certain options granted to Messrs. Fine, Perlman and Price in September 1997 have longer vesting schedules. If the executive officer's employment is terminated for any reason, except upon a change of control, prior to the vesting of the option, that portion of the option which has not vested shall be terminated. Upon certain events resulting in a change of control of InfoCure, all options become fully vested.

  As of March 26, 1999, options to purchase 128,642 shares of common stock were outstanding under American Medcare's option plan at an equivalent weighted average exercise price of $4.19 per share and options to purchase 2,209,036 shares of common stock were outstanding under InfoCure's option plan at weighted average exercise price of $9.58 per share. No additional stock options will be granted under American Medcare's option plan.

Employee Stock Purchase Plan

  In June 1998, InfoCure's stockholders approved the InfoCure Corporation Employee Stock Purchase Plan which is intended to qualify under Section 423 of the Internal Revenue Code. InfoCure implemented the stock purchase plan during the first quarter of 1998. The stock purchase plan allows employees to purchase common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the stock purchase plan is voluntary. Employees may become participants in the stock purchase plan by authorizing payroll deductions of one to fifteen percent of their base pay or a set dollar amount for each payroll period. At the end of each three-month purchase period, each participant in the stock purchase plan will receive an amount of InfoCure's common stock equal to the sum of that participant's payroll deductions during the calendar quarter multiplied by 85% of the lower of the fair market value of InfoCure's common stock at the beginning of the calendar quarter, or the fair market value of InfoCure's common stock at the end of the quarter. Common stock which is purchased pursuant to the stock purchase plan is subject to a one-year holding period, and thus employees who purchase common stock under the stock purchase plan will not receive stock certificates for their shares until the one-year holding period has terminated. This holding period lapses upon certain events resulting in a change of control. No employee may participate in the stock purchase plan to the extent that such employee owns or would own 5% or more of the voting power of all classes of InfoCure's stock. There are currently 100,000 shares of common stock reserved for issuance under the stock purchase plan. InfoCure is permitted under the stock purchase plan to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the stock purchase plan. As of March 26, 1999, 5,534 shares have been purchased on the open market and re-sold by InfoCure to participants in the stock purchase plan. Effective October 23, 1998, the Board of Directors approved an amendment to the stock purchase plan, subject to stockholder approval within one year, increasing the number of shares of common stock reserved for issuance thereunder to 150,000, and deleting payment by personal check as an alternate method of payment for common stock purchased under the stock purchase plan.

Length-of-Service Stock Option Plan

  In June 1998, InfoCure's stockholders approved InfoCure's Length-of-Service Nonqualified Stock Option Plan which provides for the grant of nonqualified stock options to employees. Employees are eligible for the grant of options under the length-of-service plan based on the number of years of service which they have completed with InfoCure or a business which has been acquired by InfoCure. Upon completion of each of their first five years of service, employees are eligible to receive an option to purchase 50 shares of InfoCure's common stock. Upon completion of their fifth year of service, employees are eligible to receive an option to purchase 350 shares of common stock. Upon completion of each year of service after the fifth year of service, employees are eligible to receive an option to purchase 100 shares of common stock. Options granted under the length-of-service plan will be granted at an exercise price equal to the fair market value of the underlying common stock on the date of grant and, generally, will fully vest on the fourth anniversary thereof. The term of options granted under the length-of-service plan may not exceed ten years. Employees lose all non-vested options upon leaving the employment of InfoCure. Employees who leave InfoCure may exercise their options, to the extent vested, within 30 days after leaving the employment of InfoCure, except in the case of a termination for cause, in which case the employees lose all vested options upon termination. Options are exercisable only by optionees during their lifetime and, except by will or the laws of descent or distribution, are non-transferrable. Upon certain events resulting in a change of control, all outstanding options under the length-of-service plan fully vest and become immediately exercisable. The length-of-service plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised. Effective October 23, 1998, the Board of Directors approved an amendment to the length-of-service plan which, subject to stockholder approval, increases the number of shares of common stock reserved for issuance under the length-of-service plan to 500,000 from 150,000. As of March 26, 1999, options to acquire 216,650 shares have been granted at a weighted average exercise price of $9.39 per share.

                                 RECENT EVENTS

  On April 27, 1999, InfoCure completed a public offering of 3,759,000 shares of common stock at $26.00 per share. Of the 3,759,000 shares included in the offering, 3,000,000 shares were offered by InfoCure and 759,000 shares were offered by selling stockholders. The offering was underwritten by The Robinson-Humphrey Company, LLC, SG Cowen Securities Corporation, William Blair & Company, L.L.C. and Sanders Morris Mundy Inc. On May 6, 1999, InfoCure closed the sale of an additional 563,850 shares of common stock to the underwriters to cover over-allotments. Combined net proceeds to InfoCure were approximately $87.2 million. InfoCure intends to use the net proceeds from the offering to reduce indebtedness incurred to finance prior acquisitions, increase working capital and for other general corporate purposes including possible future acquisitions. InfoCure will not receive any proceeds from the sale of shares by the selling stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16 of the Securities Exchange Act of 1934, as amended, requires InfoCure's directors and officers and persons who own more than 10% of a registered class of InfoCure's equity securities, to file initial reports of ownership and reports of changes in ownership with the United States Securities and Exchange Commission. Such persons are required by SEC regulations to furnish InfoCure with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms furnished to InfoCure and written representations from the executive officers and directors of InfoCure, InfoCure believes that all Section 16(a) requirements were met during 1998 except that Mr. Cornell filed an initial report after the filing date set forth in Section 16(a), Mr. Ronald M. Vagle, a former director of InfoCure, filed two reports of changes in ownership after the filing date set forth in
Section 16(a) and Messrs. Fine, Price, Warren, Chastain and Rogers each reported a 1997 stock option grant belatedly on their most recent annual statement of changes in beneficial ownership.

                                   PROPOSAL 2
             APPROVAL OF AMENDMENT OF THE INFOCURE CORPORATION 1996
                               STOCK OPTION PLAN

  Effective October 1998, InfoCure's Board of Directors amended the 1996 Stock Option Plan to increase the number of shares of common stock authorized to be issued under such plan from 1,125,000 to 3,000,000. The features of this plan are discussed elsewhere in this proxy statement under the caption "Employee Benefit Plans."

  The stockholders are being requested to approve the amendment approved by the Board of Directors to InfoCure's option plan to increase the number of shares reserved for issuance thereunder from 1,125,000 shares to 3,000,000 shares, of which options to purchase approximately 791,000 shares would be available for future grants under the plan. The amendment to increase the number of shares reserved under InfoCure's option plan is proposed in order to give the Board of Directors greater flexibility to grant stock options to InfoCure's employees. InfoCure believes that granting stock options motivates high levels of performance and provides an effective means of recognizing employee contributions to InfoCure's success. InfoCure believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees. The Board of Directors believes that the ability to grant additional stock options to InfoCure's employees will be important to InfoCure's future success.

  The Board of Directors recommends a vote FOR ratification and approval of the amendment of InfoCure's 1996 Stock Option Plan.

                                   PROPOSAL 3
           APPROVAL OF AMENDMENT OF THE INFOCURE CORPORATION EMPLOYEE
                              STOCK PURCHASE PLAN

  Effective October 1998, InfoCure's Board of Directors amended the InfoCure Corporation Employee Stock Purchase Plan to increase the number of shares of common stock authorized to be issued under such plan from 100,000 to 150,000. The features of this plan are discussed elsewhere in this proxy statement under the caption "Employee Stock Purchase Plan."

  The stockholders are being requested to approve the amendment approved by the Board of Directors to InfoCure's stock purchase plan to increase the number of shares reserved for issuance thereunder from 100,000 shares to 150,000 shares, of which approximately 144,000 shares would be available for purchase under the plan. The amendment to increase the number of shares reserved under the stock purchase plan is proposed in order to permit greater participation in the plan by InfoCure's employees. InfoCure believes that allowing employees to purchase shares of common stock through the stock purchase plan motivates high levels of performance and provides an effective means of encouraging employee commitment to InfoCure's success. InfoCure believes that this policy is of great value in recruiting and retaining new employees, aligning employees' interests with those of InfoCure's stockholders and allowing existing employees to participate in InfoCure's success. The Board of Directors believes that the continued ability to grant participation in the stock purchase plan will be important to the future success of InfoCure.

  The Board of Directors recommends a vote FOR ratification and approval of the amendment to the InfoCure Corporation Employee Stock Purchase Plan.

                                   PROPOSAL 4
                 APPROVAL OF AMENDMENT OF THE LENGTH-OF-SERVICE
                         NONQUALIFIED STOCK OPTION PLAN

  Effective October 1998, InfoCure's Board of Directors amended the Length-of-Service Nonqualified Stock Option Plan to increase the number of shares of common stock authorized to be issued under such plan from 150,000 to 500,000. The features of this plan are discussed elsewhere in this proxy statement under the caption, "Length-of-Service Option Plan."

  The stockholders are being requested to approve the amendment approved by the Board of Directors to InfoCure's length-of-service option plan to increase the number of shares reserved for issuance thereunder from 150,000 shares to 500,000 shares, of which options to purchase approximately 283,350 shares would be available for future grants under the plan. The amendment to increase the number of shares reserved under the length-of-service plan is proposed in order to give the Board of Directors greater flexibility to grant stock options to InfoCure's employees. The Board of Directors believes that the length-of-service plan is an effective tool in retaining qualified personnel in what the Board of Directors believes is a highly competitive market.

  The Board of Directors recommends a vote FOR ratification and approval of the amendment to the Length-of-Service Nonqualified Stock Option Plan.

                                   PROPOSAL 5
                      APPROVAL OF RESTRICTED STOCK AWARDS

  In June 1998, the Board of Directors approved restricted stock awards of 35,000 shares to Mr. Fine, 30,000 shares to Mr. Price and 30,000 shares to Mr. Perlman. The value, vesting schedule and other material terms of these restricted stock awards are discussed elsewhere in this proxy statement under the caption "Restricted Stock Awards."

  The stockholders are being requested to approve the restricted stock awards granted to Messrs. Fine, Price and Perlman. The Board of Directors has determined that the restricted stock awards are important to promote and increase the personal interests of these executive officers in InfoCure's welfare. In addition, the Board of Directors believes that the restricted stock awards provide incentives to the executive officers who the Board of Directors deems primarily responsible for the operations of InfoCure and for shaping and carrying out InfoCure's long-range plans and aiding in its continued growth and financial success.

  The Board of Directors recommends a vote FOR ratification and approval of the restricted stock awards.

                                   PROPOSAL 6
                      SELECTION OF INDEPENDENT ACCOUNTANTS

  Subject to ratification by the stockholders, the Board of Directors has selected, for the year ending December 31, 1999, the firm of BDO Seidman, LLP as independent accountants for InfoCure. If the stockholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

  The Board of Directors recommends a vote FOR ratification and approval of BDO Seidman, LLP as independent accountants for InfoCure.

                                 OTHER MATTERS

  Management knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matter discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                 VOTING PROXIES

  The Board of Directors recommends an affirmative vote on each of the proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the proposal in accordance with the Board of Directors' recommendation.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Frederick L. Fine
                                          _____________________________________
                                          Frederick L. Fine
                                          President and Chief Executive
                                           Officer
May 14 , 1999

                             INFOCURE CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 9, 1999

P The undersigned hereby appoints Frederick L. Fine and James K. Price, and each of them, with power of substitution, proxies to represent and to vote
R all shares of common stock or Series A Preferred of InfoCure Corporation, which the undersigned is entitled to vote, at the Annual Meeting of
O Stockholders to be held in Atlanta, Georgia on Wednesday, June 9, 1999, at 10 A.M., EST, and at any and all adjournments thereof, and hereby
X revokes any prior proxies given with respect to such stock, and the undersigned authorizes the voting of such stock as follows on the reverse
Y  side.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED:                  DO YOU HAVE COMMENTS?


_____________________________              _____________________________________

_____________________________              _____________________________________

_____________________________              _____________________________________


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                 -------------
                                 |SEE REVERSE|
                                 |    SIDE   |
                                 -------------

[X]  PLEASE MARK YOUR VOTES
     AS THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES AND "FOR" PROPOSALS 2, 3, 4, 5 AND 6.

1. Election of Directors                             FOR           AGAINST
    Nominees:  Richard E. Perlman                    [__]            [__]
               Michael E. Warren
FOR vote WITHHELD from the following nominee(s):
     ________________________________________
     ________________________________________

                                                                   FOR            AGAINST          ABSTAIN
2. To ratify and approve the amendment of the InfoCure             [__]             [__]            [__]
   Corporation 1996 Stock Option Plan to increase the number
   of shares reserved for issuance under such plan.
3. To ratify and approve the amendment of the InfoCure             [__]             [__]            [__]
   Corporation Employee Stock Purchase Plan to increase the
   number of shares reserved for issuance under such plan.
4. To ratify and approve the amendment of the                      [__]             [__]            [__]
   Length-of-Service Nonqualified Stock Option Plan to
   increase the number of shares reserved for issuance under
   such plan.
5. To ratify and approve the restricted stock awards to            [__]             [__]            [__]
   Messrs. Fine, Price and Perlman.
6. To ratify and approve the selection of BDO Seidman, LLP         [__]             [__]            [__]
   as independent auditors for InfoCure.
7. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.


I plan to attend the meeting.  [__]    I do not plan to attend the meeting. [__]

Change of address/comments on reverse side.  [__]

SIGNATURE(S)________________________________________
DATE ______________________

NOTE:  Please sign exactly as name appears hereon.
       Joint owners should each sign.
       When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                       2